Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT
TO THE HOLDERS OF: Corporate Bond-Backed Certificates Series 1998-ADM-1 Class A-1 and Class A-2 Certificates CUSIP NUMBER: 219-87H-AS4 219-87H-AT2

in accordance with the Standard Terms of Trust Agreements, The Bank of New York,
as trustee submits the following cash basis statement for the period ending :		December 15, 2017

(i) - (v)

INTEREST ACCOUNT
Schedule Income received on securities		$0.00
Unscheduled Accrued and Unpaid Interest received on securities for the period June 15, 2017 to December 15, 2017		$74,852.00
Interest Received on sale of securities		$0.00
Balance as of December 15, 2017		$0.00
LESS: .
Distribution to Class A-1 Holders for the period June 15, 2017 to December 15, 2017	$71,852.00
Distribution to Swap Counterparty	$0.00
Trustee Fees for the period June 15, 2017 to December 15, 2017	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of December 15, 2017	Subtotal	$0.00

PRINCIPAL ACCOUNT
Scheduled Principal payment received on securities		$2,210,829.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	2,210,829.00
Distribution to Swap Counterparty	0.00
Balance as of December 15, 2017	Subtotal	$0.00

(vi) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;		$0.00

(vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series,		$0.00

(viii) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise;		$0.00

(ix) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date		$0.00

UNDERLYING SECURITIES HELD AS OF:
LESS:

Distribution to Class A-2 Holders	ARCHER-DANIELS MIDLAND
$65,775,000 6.95% Debentures Due 15DEC97
CUSIP NUMBER: 039483AP7
Balance as of December 15, 2017	$0.00